                                                                     Exhibit 2.3
                                                                     -----------
                                                                  Execution Copy
                                                                  --------------



                         REGISTRATION RIGHTS AGREEMENT


   AGREEMENT dated as of September 21, 2001 among TranSwitch Corporation, a Delaware corporation (the "Company") and the Stockholders of the Company listed
                           -------
on the signature pages hereto (the "Stockholders").
                                    ------------

                             W I T N E S S E T H :

   WHEREAS, pursuant to the Agreement and Plan of Reorganization dated August 16, 2001 (the "Merger Agreement"), among the Company; Opal Acquisition
               ----------------
Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"); Onex Communications Corporation, a Delaware corporation
  ----------
("Onex"), and the Stockholders, Onex will be merged with and into Merger Sub
  ----
with the effect being that Merger Sub will continue as the surviving corporation.

   WHEREAS, in connection therewith, the Stockholders are acquiring unregistered shares of Common Stock of the Company on the date hereof, including those shares of Common Stock issued in escrow pursuant to the terms of an Escrow Agreement being executed simultaneously herewith (the "Shares");
                                             ------

   WHEREAS, the Company and the Stockholders wish to set forth certain rights and obligations with regard to the registration of the Shares;

   NOW, THEREFORE, the parties hereto agree as follows:

     1.  Certain Definitions.  As used in this Agreement, the following terms
         -------------------
shall have the following respective meanings:

     "Commission" shall mean the United States Securities and Exchange
      ----------
   Commission, or any other federal agency at the time administering the Securities Act.

     "Effective Time" shall have the same meaning ascribed to it in the Merger
      --------------
   Agreement.

     "Common Stock" shall mean the Common Stock, $.001 par value, of the
      ------------
   Company, as constituted as of the date of this Agreement.

     "Exchange Act" shall mean the United States Securities Exchange Act of
      ------------
   1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Registration Expenses" shall mean the expenses so described in Section 7.
      ---------------------

     "Securities Act" shall mean the United States Securities Act of 1933, as
      --------------
   amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean the expenses so described in Section 7.
      ----------------

     2.   Required Registrations on Form S-3.  (a) Subject to the provisions set
          ----------------------------------
forth below, the Company agrees to use reasonable best efforts to (i) cause a registration statement on Form S-3 under the Securities Act (the "Registration
                                                                  ------------
Statement") relating to the resale of the Shares to be filed as soon as
---------
practicable and in any event no later than 5 days after the Effective Time; and
(ii) cause the S-3 Registration Statement to become effective and thereafter remain effective until the earlier of (A) such time as the Shares may be sold pursuant to Rule 144 under the Securities Act or (B) the sale of all Shares covered thereby.

          (b) The Company may suspend sales at any time under each Registration Statement immediately upon notice to each of the Stockholders at their last known addresses but only, for the reasons and for the time periods set forth in
Section 6.

     3.   Registration Procedures.  If and whenever the Company is required by
          -----------------------
the provisions of Section 2 to use reasonable best efforts to effect the registration of any Shares under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission such amendments and supplements to the Registration Statement, and the prospectuses used in connection therewith, as may be necessary to comply with the Securities Act;

          (b) furnish to each Stockholder such number of copies of the Registration Statement and each such amendment and supplement thereto (in each case including exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Shares covered by the Registration Statement;

          (c) register or qualify the Shares covered by the Registration Statement under the securities or "blue sky" laws of the jurisdictions where the Company is currently registered or qualified, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (d) have the Shares covered by the Registration Statement subject to quotation on the Nasdaq National Market or listed on any exchange on which shares of Common Stock are traded; and

          (e)  promptly notify each Stockholder (at their last known addresses)
(i) of the effective date of the Registration Statement and the date when any post-effective amendment to the Registration Statement becomes effective, (ii) of any stop order or notification from the Commission or any other jurisdiction as to the suspension of the effectiveness of the Registration Statement, or
(iii) of the end of any suspension under Section 4.

          (f) notify the Stockholder of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Stockholder prepare and furnish to the Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (h) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares included in such Registration Statement for sale in any jurisdiction, the Company will use reasonable best efforts promptly to obtain the withdrawal of such order.

     4.   Suspension.
          ----------

          (a) The rights of the Stockholders to distribute the Shares pursuant to this Agreement and each Registration Statement may be suspended by the Company at any time immediately upon notice to the Stockholders at the last known addresses of the Stockholders, for a period or periods of time not to exceed 30 days consecutively or 60 days in the aggregate during any 12-month period, if there then exists material, non-public information relating to the Company, which, in the reasonable opinion of the Company, would not be appropriate for disclosure during that time; provided, however, that any such
                                             --------  -------
suspension shall apply only for so long as "affiliates" (as defined in Rule 501 of Regulation D) of the Company are restricted from selling shares of the Company.

     5.   Expenses. All expenses incurred by the Company in complying with
          --------
Section 3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of issuance, but excluding any Selling Expenses (as hereinafter defined), are called "Registration Expenses". All underwriting
                                  ---------------------
discounts (if any) and selling commissions applicable to the sale of the Shares covered by the Registration Statement, as well as all professional service fees incurred by the Stockholders, are called "Selling Expenses".
                                          ----------------

     The Company will pay all Registration Expenses in connection with the preparation and filing of the Registration Statement. All Selling Expenses shall be borne by the Stockholders in proportion to the number of Shares sold by each.

     6.   Indemnification and Contribution.
          --------------------------------

          (a) In connection with the registration of the Shares under the Securities Act pursuant to Section 3, the Company will indemnify and hold harmless each Stockholder and each other person, if any, who controls such Stockholder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Stockholder or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of material fact contained in the Registration Statement under which such Shares were registered under the Securities Act pursuant to Section 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or
(iii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, and the Company will reimburse each such Stockholder and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case to the
--------  -------
extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made based upon information furnished in writing by any such Stockholder or any such controlling person for use in such Registration Statement.

          (b) In connection with the registration of the Shares under the Securities Act pursuant to Section 3, each Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs such registration statement and each director of the Company, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer and director for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that, such Stockholder will be liable
                     --------  -------
hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and based upon information pertaining to such Stockholder, furnished in writing by or for such Stockholder for use in such Registration Statement, provided,
                                                                   --------
further, however, that the liability of each Stockholder hereunder shall be
-------  -------
limited to the proceeds received by such Stockholder from the sale of the Shares covered by such Registration Statement; and provided, further, however, that the
                                            --------  -------  -------
obligations of the Stockholder hereunder shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Stockholder.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 6 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 6 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof and the approval by the indemnified party of the counsel chosen by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the
--------  -------
indemnified party and the indemnifying party and if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     (d) In order to provide for just and equitable contribution to joint liability in any case in which either (i) any Stockholder exercising rights under this Agreement makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such Stockholder in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Company and such Stockholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of the Company, on the one hand, and each Stockholder, severally, on the other hand; provided, however,
                                                          --------  -------
that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and no such indemnifying party will be required to contribute any amount in excess of the public offering price of all shares offered by it pursuant to such Registration Statement. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) The indemnities provided in this Section 6 shall survive the transfer of any Shares by such Stockholder.

     7.   Reports Under Securities Exchange Act of 1934.  With a view to making
          ---------------------------------------------
available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation thereunder that may at any time permit a Stockholder to sell securities of the Company to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) maintain registration of its Common Stock under Section 12 of the Exchange Act;

          (c) file in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d) furnish to any Stockholder, so long as the Stockholder owns any Shares, forthwith upon request: (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Stockholder of any rule or regulation under the Securities Act which permits the selling of any such securities without registration or pursuant to such form.

     8.   Changes in Common Stock. If, and as often as, there is any change in
          -----------------------
the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Shares as so changed.

     9.   Stockholders' Conduct. With respect to any sale of Shares covered by a
          ---------------------
Registration Statement, each Stockholder understands and agrees as follows:

          (a) Assuming compliance by the Company with Section 3, each Stockholder will carefully review the information concerning him or her contained in the Registration Statement and will promptly notify the Company if such information is not complete and accurate in all respects, including having properly disclosed any position, office or other material relationship within the past three years with the Company or its affiliates;

          (b) Each Stockholder agrees to sell Shares only in the manner set forth in the Registration Statement;

          (c) Each Stockholder agrees to comply with the anti-manipulation rules under the Exchange Act in connection with purchases and sales of securities of the Company during the time the Registration Statement remains effective;

          (d) Each Stockholder agrees to comply with the prospectus delivery requirements of the Exchange Act;

          (e) Each Stockholder agrees to suspend sales during the periods when sales are to be suspended pursuant to Section 4;

          (f) In connection with the registration of the Shares, each Stockholder will furnish to the Company in writing such information requested by the Company with respect to themselves and the proposed distribution by them as shall be necessary in order to assure compliance with federal and applicable state securities laws; and

          (g) Each Stockholder agrees to comply with any stop transfer orders placed with the transfer agent with respect to the certificates representing the Shares, provided that such stop transfer orders are consistent with the other provisions of this Agreement.

          (h)  Delivery of Prospectus. For any offer or sale of any of the
               ----------------------
Shares by a Stockholder in a transaction that is not exempt under the Securities Act, the Stockholder, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of the Company covering the Shares in the form furnished to the Stockholder by Company to the purchaser of any of the Shares on or before the settlement date for the purchase of such Shares.

     10.  Miscellaneous.
          -------------

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Shares, provided, that such transferee executes a
                                      --------
counterpart signature page to this Agreement), whether so expressed or not.

          (b) All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by an internationally recognized express courier service, (b) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing written confirmation (by an internationally recognized express courier service) at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

     If to Parent:                      TranSwitch Corporation
     ------------                       Three Enterprise Drive
                                        Shelton, CT  06484
                                        Attention: Peter J. Tallian, Chief
                                        Financial Officer
                                        Telephone No.:  (203) 929-8810
                                        Fax No.:  (203) 925-4979

                                        With copies to:
                                        ---------------
                                        Testa, Hurwitz & Thibeault, LLP
                                        125 High Street
                                        Boston, MA 02110
                                        Attention: Timothy C. Maguire, Esq.
                                        Telephone No.:  (617) 248-7000
                                        Fax No.:  (617) 248-7100

If to any other party hereto:           at the address of such party set forth
----------------------------            on the signature page hereto,



                                        With copies to:
                                        --------------

                                        Bingham Dana LLP
                                        150 Federal Street
                                        Boston, MA  02110
                                        Attention:  Gerald J. Kehoe, Esq.
                                        Telephone No.:  (617) 951-8593
                                        Fax No.:  (617) 951-8736

If to any subsequent Stockholder        To it any such address as may have been
--------------------------------        furnished to the Company in writing by
of Shares:                              such Stockholder;
---------


or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Stockholder) or to the Stockholders (in the case of the Company) in accordance with the provisions of this paragraph. Notices shall be deemed duly delivered three business days after being sent via a reputable international express courier service. Notices delivered via any other means shall be deemed duly delivered upon actual receipt by the individual for whom such notice is intended. Any notice delivered to a party hereunder shall be sent simultaneously, by the same means, to such party's counsel as set forth above.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          (d) This Agreement may be amended or modified, and provisions hereof may be waived, with the written consent of the Company and the holders of at least a majority of the outstanding Shares.

          (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (g)  Transferability of Registration Rights.  The rights under this
               --------------------------------------
Agreement are not transferable by holders of Registrable Securities except (a) a transfer by will or intestacy, (b) estate planning transfers consisting of gifts to the spouse or issue of the transferee and transfers to trusts for the benefit of the spouse or issue of the transferee, (c) a transfer to the constituent partners of a Stockholder that is a partnership as part of a pro rata distribution of the shares of Company Common Stock held by such partnership so long as all such transferees appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Agreement, or (d) with the written consent of the Company.

          (h)  Lock-Up Agreement.  (i) By executing this Agreement, each holder
               -----------------
of Onex Preferred Stock (and such holder's affiliates) who will, as a result of the Merger, own and/or have the right to acquire (with such holder's affiliates in the aggregate) one percent (1%) or more of the outstanding shares of TranSwitch Common Stock after giving effect to the Merger and each holder of Onex Common Stock other than the Key Employee Lock-Up Parties (as defined in the Merger Agreement) (each, a "Lock-Up Party" and collectively the "Lock-Up
                                                                 -------
Parties") agrees that such Lock-Up Party shall not sell, offer for sale, pledge,
-------
hypothecate, transfer or otherwise dispose of any shares of TranSwitch Common Stock or securities exchangeable or exercisable for TranSwitch Common Stock which the Lock-Up Party receives in connection with the Merger (the "Securities"), otherwise than (a) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (b) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, (c) with respect to dispositions of Common Shares acquired on the open market or (d) with the prior written consent of the Company, for a period commencing on the date hereof and terminating (X) as to one-third of such shares upon the Effective Date of the S-3 registration statement; (Y) as to one-third of such shares on the date that is forty-five (45) days after the effective date of the S-3 registration statement; and (Z) as to the final one-third on the date that is ninety (90) days after the effective date of the S-3 registration statement (the "Lock-up Period"); provided, however, that if the S-3 registration statement is not reviewed by the Securities and Exchange Commission, the final one-third of such shares shall be released on the earlier of (I) the ninetieth (90) day after the effective date of the S-3 registration statement and (II) December 27, 2001. The foregoing restriction has been expressly agreed to preclude the Lock-Up Party from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than the Lock-Up Party. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of TranSwitch Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

     (ii) This Section 10(n) is irrevocable and will be binding on the Lock-Up party and the respective successors, heirs, personal representatives, and assigns of the Lock-Up Party.

     (iii) It is a condition to receiving the benefits and rights of this Agreement that such Locked-Up Party executes this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                               TRANSWITCH CORPORATION

                                               By: ________________________

                                               Name: ______________________

                                               Title: _____________________


                                               STOCKHOLDERS:

                                               ____________________________


                                               ____________________________


                                               ____________________________


                                               ____________________________


                                               ____________________________